EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of 21st Century Insurance Group (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•
the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2005, (the “Report”), which this certification accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 21, 2005

/s/ Bruce W. Marlow
Bruce W. Marlow
President and Chief Executive Officer

/s/ Lawrence P. Bascom
Lawrence P. Bascom
Sr. Vice President and Chief Financial Officer